Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:49 PM 03/09/2004
FILED 07:47 PM 03/09/2004
SRV 040177619 - 3774938 FILE

STATE of DELAWARE

CERTIFICATE OF INCORPORATION

OF

STB BEAUTY, INC.

1.                                       The name of this corporation is STB Beauty, Inc.

2.                                       The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.                                       The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.                                       The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5.                                       The name and mailing address of the incorporator is: Joanne L. Wolforth, Ropes & Gray LLP, One International Place, Boston, MA 02110-2624.

6.                                       Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

7.                                       The election of directors need not be by written ballot unless the by-laws shall so require.

8.                                       In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

9.                                       A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10.                                 This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and nor otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counter-claim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11.                                 The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the bylaws of this corporation.

12.                                 If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

                THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above arc true as of this 9th day of March, 2004.

/s/ Joanne L. Wolforth
Joanne L. Wolforth
Sole Incorporator

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STB BEAUTY, INC.

STB BEAUTY, INC. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That pursuant to the authority conferred by Certificate of Incorporation and By-laws of the Corporation, the Board of Directors and the sole stockholder duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation.

SECOND: Upon the effectiveness hereof, Section 4 of the Certificate of Incorporation shall be amended by striking out Section 4 in its entirety and by substituting in lieu of said Section the following new Section:

“4.            The total number of shares of stock that this corporation shall have authority to issue is 60,000,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.”

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 or the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, STB Beauty, Inc. has caused this Certificate of Amendment to be signed by Ross M. Jones, its President and Treasurer, this 8th day of June, 2004.

     /s/ Ross M. Jones
Name: Ross M. Jones
Title: President and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 06/08/2004
FILED 04:07 PM 06/08/2004
SRV 040424408 - 3774938 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

STB BEAUTY, INC.

STB Beauty, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.             The Board of Directors of said Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the following amendment of the Certificate of Incorporation of said Corporation and sought the consent of the stockholders of said Corporation to said amendment.  The resolutions setting forth the proposed amendment are as follows:

“NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Section 1 of the Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

‘1.  The name of the corporation is Bare Escentuals, Inc.’”

2.             That the stockholders have given consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3.             That the aforesaid amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said STB Beauty, Inc. has caused this certificate to be signed by an authorized officer thereof, this 24th day of February, 2006.

STB BEAUTY, INC.

By:	/s/ MYLES McCORMICK
Name:	Myles McCormick
Title:	Senior Vice President, Chief Financial Officer and Secretary